Exhibit 10.2

PROMISSORY NOTE

$	Closing Date: May 30, 2023
Maturity Date: June 30, 2024

FOR VALUE RECEIVED, Forever 8 Fund, LLC, a Delaware limited liability company (the “Borrower”) hereby promise to pay to the order of ________________________ (“Lender”) at _______________________________________ or such other place of payment as the holder of this Secured Term Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of $____________ or such other principal amount as Lender has advanced to Borrower, together with interest at a rate as set forth in Section 2.1(e) of the Loan Agreement based upon a year consisting of three hundred sixty (360) days, with interest computed daily based on the actual number of days in each month.

The Maturity Date is June 30, 2024. Borrower may elect to extend the Maturity Date to September 30, 2024 by providing writing notice to the Lenders on or before May 31, 2024. This Promissory Note is the Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated May 30, 2023 , by and among Borrower, Lender, and an individual, if any, (the “Agent”) and the several individuals, banks and other financial institutions or entities from time to time party thereto as lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of New York, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER:

FOREVER 8 FUND, LLC, a Delaware limited liability company

Signature:
Print Name:	Brett Vroman
Title:	CFO